Exhibit 4.2

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS
DATED JULY 18, 2016 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM IPREO, LLC, THE INFORMATION AGENT.
Nuverra Environmental Solutions, Inc.
Incorporated under the laws of the State of Delaware
NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Nuverra Environmental Solutions, Inc.
Subscription Price: $0.256 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON JULY 27, 2016, UNLESS EXTENDED BY THE COMPANY
REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.001 per share, of Nuverra Environmental Solutions, Inc., a Delaware corporation, at a subscription price of $0.256 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Nuverra Environmental Solutions, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Subscription Privilege (the “Excess Shares”), any unpurchased shares shall be purchased by the backstop purchaser Pursuant to the backstop obligations. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Sample corporation, Inc. Subscription Rights Certificate that accompany this Subscription Rights Certificate.
This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sample Corporation and the signatures of its duly authorized officers.
Dated: July 18, 2016
Chairman and Chief Executive Officer Executive Vice President, Chief Legal Officer and Corporate Secretary
Corporate Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the address listed below will not constitute valid delivery.
If delivering by mail, hand or overnight courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
Brooklyn, New York 10727-2042
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.
FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Subscription Right, please complete lines (a) and (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under the Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Subscription Right.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I apply for ______________ shares x $ 0.256 = $_______________
(no. of new shares) (subscription price) (amount enclosed)
(b) Total Amount of Payment Enclosed = $__________________
METHOD OF PAYMENT (CHECK ONE)
Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Nuverra Environmental Solutions, Inc., with reference to the rights holder’s name.
FORM 2-TRANSFER TO DESIGNATED TRANSFEREE
To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.
For value received ______________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:
Social Security # __________________________________________________
Signature(s): ______________________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 3-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.
FORM 4-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the Backstop Commitment, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $0.256 per share subscription price and the closing price of the Company’s Common Stock on the New York Stock Exchange on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.
Signature(s): ______________________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 5-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Forms 2 or 3.
Signature Guaranteed: _______________________________________________
(Name of Bank or Firm)
By:_______________________________________________________________
(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.
FOR INSTRUCTIONS ON THE USE OF NUVERRA ENVIRONMENTAL SOLUTIONS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT IPREO, INC., THE INFORMATION AGENT, AT (888) 593-9546 (toll-free) or (212) 849-3880 (for banks and brokers).